Exhibit 99.1
Energy Focus, Inc. Reports Second Quarter 2025 Financial Results
SOLON, Ohio, August 12, 2025 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in energy-efficient lighting and control system products for the commercial market and military maritime market (“MMM”), today announced financial results for its second quarter ended June 30, 2025.
Second Quarter 2025 Financial Highlights:
•Net sales of $1.1 million, decreased 26.4% compared to the second quarter of 2024, reflecting a decrease of $0.9 million, or 71.0%, in military sales period-over-period, partially offset by an increase of $0.4 million, or 117.7% in commercial sales. Sequentially, net sales increased by 85.6%, primarily reflecting a $0.6 million increase in commercial sales, partially offset by a $0.1 million decrease in military sales, as compared to the first quarter of 2025. The net sales decrease in the second quarter was primarily due to a significant reduction in military demand, driven by ongoing federal budget uncertainties and delays in new defense contract activity. The increase in commercial sales was primarily driven by a high-dollar uninterruptible power supply (“UPS”) project delivered to a new customer in Taiwan.

•Gross profit margin of 12.9% was up from 8.1% in the second quarter of 2024 but down from 31.5% in the first quarter of 2025. The increase from the second quarter of 2024 was primarily driven by a reduction in costs, including lower fixed expenses such as rent expense for production and reduced use of temporary outside labor. Sequentially, the decrease from the first quarter of 2025, was primarily driven by a lower-margin UPS project in Taiwan.
•Loss from operations was $0.2 million, compared to a loss from operations of $0.6 million in the second quarter of 2024 and a loss from operations of $0.3 million in the first quarter of 2025.
•Net loss was $0.2 million, or $(0.04) per basic and diluted share of common stock, compared to a net loss of $0.6 million, or $(0.12) per basic and diluted share of common stock, in the second quarter of 2024. In the first quarter of 2025, net loss was $0.3 million, or $(0.05) per basic and diluted share of common stock.
•Cash was $0.5 million as of June 30, 2025, compared to $0.6 million and $0.5 million as of December 31, 2024 and June 30, 2024, respectively. There has been no significant change in cash balance during the period.

•On June 19, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 110,497 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.81, totaling approximately $200 thousand (the “June 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The transactions with our CEO were approved by our independent directors after consideration of the terms and fairness to the Company. Additional details regarding the June 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2025.

•On March 27, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 103,627 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.93, totaling approximately $200 thousand (the “March 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

date of the agreement. The transactions with our CEO were approved by our independent directors after consideration of the terms and fairness to the Company. The March 2025 Private Placement closed on March 31, 2025. Additional details regarding the March 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2025.
Second Quarter 2025 Financial Results:
Net sales of $1.1 million for the second quarter of 2025 decreased $0.4 million, or 26.4%, compared to net sales of $1.6 million in the second quarter of 2024, primarily due to a decrease in MMM product sales of $0.9 million, or 71.0%, driven by ongoing federal budget uncertainties and delays in new defense contract activity. This decline was partially offset by an increase in commercial sales of $0.4 million, or 117.7%, reflecting a high-dollar UPS project delivered to a new customer in Taiwan.

Gross profit margin was $0.1 million, or 12.9% of net sales, for the second quarter of 2025. This compares with a gross profit of $0.1 million, or 8.1% of net sales, in the second quarter of 2024. The year-over-year increase in gross profit was driven mainly by a decrease in fixed costs such as subscription fee, rent expense for production, as well as lower variable costs, including count variance and freight-in expense.

Gross profit of $0.1 million, or 12.9% of net sales for the second quarter of 2025 compares with gross profit of $0.2 million, or 31.5% of net sales, in the first quarter of 2025. The quarter-over-quarter decrease in gross profit was driven mainly by a lower-margin UPS project in Taiwan.

Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 16.7% for the second quarter of 2025, compared to 18.3% in the second quarter of 2024, primarily due to a higher inventory reserve in the second quarter of 2024. Sequentially, this compares to adjusted gross margin of 33.8% in the first quarter of 2025. The decrease of 17.1% from the first quarter of 2025 was due to a lower gross profit in the second quarter of 2025.
Operating loss was $0.2 million for the second quarter of 2025, an improvement of $0.3 million over operating loss of $0.6 million in the second quarter of 2024, and comparable to $0.3 million in the first quarter of 2025. Net loss was $0.2 million, or $(0.04) per basic and diluted share of common stock, for the second quarter of 2025, compared with a net loss of $0.6 million, or $(0.12) per basic and diluted share of common stock, in the second quarter of 2024. Sequentially, this compares with a net loss of $0.3 million, or $(0.05) per basic and diluted share of common stock, in the first quarter of 2025.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.3 million for the second quarter of 2025, compared with a loss of $0.6 million in the second quarter of 2024 and a loss of $0.3 million in the first quarter of 2025. The improved adjusted EBITDA loss in the second quarter of 2025, as compared to the second quarter of 2024, was primarily driven by higher variable margins.

Net cash used in operating activities was $0.5 million for the six months ended June 30, 2025. The net loss for the six months ended June 30, 2025 was $0.5 million and was adjusted for non-cash items, including depreciation and amortization, stock-based compensation, provisions for inventory, warranty, and accounts receivable reserves and working capital changes. During the six months ended June 30, 2025, major adjustments included a $0.2 million change in accounts receivable caused by specific timing of collecting accounts receivable and a $0.1 million change in accounts payable.
About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

and sustainability benefits over conventional lighting. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com. The Company routinely posts important updates on its website.
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Forward-Looking Statements:
This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

###
Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$499	$565
Trade accounts receivable, less allowances of $84 and $15, respectively	960	804
Inventories, net	2,753	3,263
Prepayments to vendors	20	356
Prepaid and other current assets	139	157
Total current assets	4,371	5,145

Property and equipment, net	115	90
Operating lease, right-of-use asset	312	377
Total assets	$4,798	$5,612

LIABILITIES
Current liabilities:
Accounts payable	$222	$970
Accounts payable - related party	1,022	909
Accrued liabilities	136	90
Accrued legal and professional fees	74	54
Accrued payroll and related benefits	108	148
Accrued sales commissions	10	15
Accrued warranty reserve	88	118
Operating lease liabilities	150	139
Total current liabilities	1,810	2,443
(continued on next page)
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)

Operating lease liabilities, net of current portion	176	254
Total liabilities	1,986	2,697

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at June 30, 2025 and December 31, 2024
Issued and outstanding: 876,447 at June 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at June 30, 2025 and December 31, 2024
Issued and outstanding: 5,474,865 at June 30, 2025 and 5,260,741 at December 31, 2024	1	1
Additional paid-in capital	158,210	157,814
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(155,396)	(154,897)
Total stockholders' equity	2,812	2,915
Total liabilities and stockholders' equity	$4,798	$5,612

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Net sales	$1,143	$616	$1,553	$1,759	$2,386
Cost of sales	996	422	1,427	1,418	2,140
Gross profit	147	194	126	341	246

Operating expenses:
Product development	74	50	140	124	268
Selling, general, and administrative	297	412	543	709	1,134
Total operating expenses	371	462	683	833	1,402
Loss from operations	(224)	(268)	(557)	(492)	(1,156)

Other expenses (income):
Interest expense	—	—	—	—	5
Interest income	(1)	—	—	(1)	—
Gain on debt extinguishment	—	—	—	—	(187)
Other income	—	—	(4)	—	(4)
Other expenses	8	—	1	8	2

Net loss	$(231)	$(268)	$(554)	$(499)	$(972)

Net loss per common share - basic and diluted:
Net loss	$(0.04)	$(0.05)	$(0.12)	$(0.09)	$(0.21)

Weighted average shares of common stock outstanding:
Basic and diluted	5,379	5,266	4,785	5,323	4,609

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Cash flows from operating activities:
Net loss	$(231)	$(268)	$(554)	$(499)	$(972)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange gain	(45)		—	(45)	—
Loss on settlement of vendor obligations	8		—	8	—
Gain on debt extinguishment	—	—	—	—	(187)
Depreciation	10	9	11	19	19
Stock-based compensation	—	(4)	—	(4)	1
Provision for credit losses and sales return	71	(7)	(12)	64	(76)
Provision for slow-moving and obsolete inventories	44	14	158	58	225
Provision for warranties	3	(33)	1	(30)	(33)
Amortization of loan discounts and origination fees	—	—	—	—	5
Changes in operating assets and liabilities:
Accounts receivable	(414)	223	(243)	(191)	1,197
Inventories	85	16	448	101	423
Prepayments to vendors	197	(213)	(87)	(16)	15
Prepaid and other assets	2	16	(16)	18	(59)
Accounts payable	—	(63)	140	(63)	79
Accounts payable - related party	31	43	(576)	74	(1,411)
Accrued and other liabilities	26	(5)	1	21	(26)
Operating lease - ROU and liabilities	(2)	—	11	(2)	24
Total adjustments	16	(4)	(164)	12	196
Net cash used in operating activities	(215)	(272)	(718)	(487)	(776)
Cash flows from investing activities:
Acquisitions of property and equipment	—	(5)	—	(5)	—
Net cash used in investing activities	—	(5)	—	(5)	—
(continued on next page)
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Condensed Consolidated Statements of Cash Flows - continued
(in thousands)
(unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Cash flows from financing activities:
Issuance of common stock	200	200	851	400	851
Payments on the 2022 Streeterville Note	—	—	—	—	(1,000)
Net cash provided by (used in) financing activities	200	200	851	400	(149)

Effect of exchange rate changes on cash	26	—	—	26	—

Net increase (decrease) in cash	11	(77)	133	(66)	(925)
Cash, beginning of period	488	565	972	565	2,030
Cash, end of period	$499	$488	$1,105	$499	$1,105

Supplemental information:
Cash paid in year for interest	$—	$—	$—	$—	$5

Non-cash investing and financing activities:
Debt-to-equity exchange transactions	$—	$—	$—	$—	$591
Acquisition of property and equipment through accounts payable	34	5	—	39	—

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Sales by Product
(in thousands)
(unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Net sales:
Commercial products	$773	$203	$355	$976	$654
MMM products	348	413	1,198	761	1,732
Setup service	22	—	—	22	—
Total net sales	$1,143	$616	$1,553	$1,759	$2,386

Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:
•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and
•adjusted gross margins, which we define as our gross profit margins during the period without the impact from excess and obsolete, in-transit and net realizable value inventory reserve movements that do not reflect current period inventory decisions.
We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total adjusted EBITDA and adjusted gross margins, respectively.

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

	Three months ended			Six months ended June 30,
(in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Net loss	$(231)	$(268)	$(554)	$(499)	$(972)
Interest expense	—	—	—	—	5
Interest income	(1)	—	—	(1)	—
Gain on debt extinguishment	—	—	—	—	(187)
Foreign exchange gain	(45)	—	—	(45)	—
Other income	—	—	(4)	—	(4)
Depreciation	10	9	11	19	19
Stock-based compensation	—	(4)	—	(4)	1
Other incentive compensation	—	—	(10)	—	—
Adjusted EBITDA	$(267)	$(263)	$(557)	$(530)	$(1,138)

	Three Months Ended
(in thousands)	June 30, 2025		March 31, 2025		June 30, 2024
	($)	(%)	($)	(%)	($)	(%)
Net sales	$1,143		$616		$1,553
Actual gross profit	$147	12.9%	$194	31.5%	$126	8.1%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	44	3.8%	14	2.3%	158	10.2%
Adjusted gross profit	$191	16.7%	$208	33.8%	$284	18.3%

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877